UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2026
AMERICAN AIRLINES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Skyview Drive,	Fort Worth,	Texas	76155
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code:
(682) 278-9000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AAL	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	—	(1)
(1) Attached to the Common Stock
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of the Amended and Restated 2023 Incentive Award Plan. The Board of Directors (the “Board”) of American Airlines Group Inc. (the “Company”) previously adopted, subject to stockholder approval, an amendment and restatement of the American Airlines Group Inc. 2023 Incentive Award Plan (as amended and restated, the “Amended 2023 Plan”).
The Amended 2023 Plan (i) increases the shares reserved for issuance under the plan by 16,500,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”); and (ii) provides that shares tendered by a participant or withheld to satisfy any tax withholding obligation with respect to awards that are not options or stock appreciation rights will be again available for future grants under the plan.
At the Company’s 2026 Annual Meeting of Stockholders held on June 10, 2026 (the “2026 Annual Meeting”), the Company’s stockholders approved the Amended 2023 Plan.
The foregoing description of the Amended 2023 Plan is qualified in its entirety by reference to the text of the Amended 2023 Plan, attached as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2026 (the “Proxy Statement”) and is incorporated herein by reference.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.
At the 2026 Annual Meeting, the stockholders of the Company voted on the following proposals, each of which is described in the Company’s Proxy Statement. Fractional shares have been rounded to the nearest whole number. There were 661,385,137 shares of Common Stock issued, outstanding and entitled to be voted at the 2026 Annual Meeting.
Proposal 1: Election of Directors.
The stockholders elected the following individuals to the Company’s Board of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Adriane M. Brown	287,388,107	5,445,241	738,350	155,803,612
John T. Cahill	286,807,827	6,073,419	690,451	155,803,612
Mary N. Dillon	289,120,591	3,786,476	664,630	155,803,612
Kathryn M. Farmer	289,539,876	3,356,726	675,095	155,803,612
Matthew J. Hart	287,483,742	5,400,043	687,912	155,803,612
Robert D. Isom	288,576,041	4,340,402	655,254	155,803,612
Susan D. Kronick	286,576,786	6,246,343	748,569	155,803,612
Martin H. Nesbitt	260,060,698	32,817,804	693,195	155,803,612
Vicente Reynal	288,816,054	4,169,798	585,845	155,803,612
Gregory D. Smith	289,064,062	3,804,834	702,801	155,803,612
Douglas M. Steenland	287,816,678	4,974,143	780,876	155,803,612
Howard I. Ungerleider	288,612,245	4,252,964	706,488	155,803,612
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.
The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstain
438,670,632	9,494,939	1,209,738

Proposal 3: Advisory Vote to Approve Executive Compensation.
The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
284,141,512	8,637,705	792,480	155,803,612
Proposal 4: Approve an Amendment to the Company’s Restated Certificate of Incorporation to Limit the Liability of the Company’s Officers.
The stockholders did not approve the proposed amendment to the Company’s Restated Certificate of Incorporation to limit the liability of the Company’s officers, as the proposal did not receive the affirmative vote of at least a majority of the shares outstanding and entitled to vote for the election of directors for the 2026 Annual Meeting.

For	Against	Abstain	Broker Non-Votes
270,464,196	22,139,185	968,316	155,803,612
Proposal 5: Approve the Amended 2023 Plan.
The stockholders approved the Company’s Amended 2023 Plan.

For	Against	Abstain	Broker Non-Votes
282,870,232	9,920,906	780,559	155,803,612
Proposal 6: Advisory Vote on Stockholder Proposal for Stockholder Right to Act by Written Consent.
The stockholders did not approve a stockholder proposal that the Board consider a stockholder right to act by written consent.

For	Against	Abstain	Broker Non-Votes
59,402,069	232,549,168	1,620,459	155,803,612
Proposal 7: Advisory Vote on Stockholder Proposal for Cumulative Voting.
The stockholders did not approve a stockholder proposal that the Board consider cumulative voting.

For	Against	Abstain	Broker Non-Votes
10,018,677	281,843,732	1,709,287	155,803,612

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1
American Airlines Group Inc. Amended and Restated 2023 Incentive Award Plan (incorporated by reference to Appendix B to American Airlines Group Inc.'s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2026).

104.1	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: June 10, 2026	By:	/s/ Michelle Earley
Michelle Earley
Corporate Secretary